Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement filed on Form S-3 of TruGolf Holdings, Inc. of our audit report dated April 15, 2025, with respect to the financial statements of TruGolf Holdings, Inc. as of December 31, 2024 and 2023, and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 17, 2025